UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 3, 2018

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events

Acorda Therapeutics, Inc. (the “Company”) is reporting updates on its litigation with Mylan Pharmaceuticals Inc. (“Mylan”), Teva Pharmaceuticals USA, Inc. (“Teva”), and West-Ward Pharmaceuticals International Limited and Hikma Pharmaceuticals USA Inc., successors to Roxane Laboratories, Inc. (“Hikma”), relating to Ampyra® (dalfampridine) Orange Book-listed patents. As previously reported, the Company awaits a decision of the U.S. Court of Appeals for the Federal Circuit (the “Federal Circuit”) in the Company’s appeal of a 2017 U.S. District Court decision which invalidated four of the Company’s Ampyra Orange Book-listed patents that were set to expire between 2025 and 2027 (the “Appellate Proceeding”).

The Company has entered into a conditioned settlement agreement with Mylan and affiliates. As a result of the settlement agreement, Mylan will be permitted to market its generic version of Ampyra in the U.S. sometime in 2025 or earlier under certain circumstances.

In addition:

•

The Company has signed an interim agreement with Teva concerning their patent litigation relating to Ampyra that addresses the period of time until August 31, 2018 (and potentially until the Federal Circuit issues a decision on the merits of the Appellate Proceeding).

•

The Company has signed an interim agreement with Hikma concerning their patent litigation relating to Ampyra that addresses the period of time until the Federal Circuit issues a decision on the merits of the Appellate Proceeding.

The terms of the settlement agreement with Mylan and interim agreements with Teva and Hikma are otherwise confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

August 3, 2018	By:	/s/ David Lawrence
Name: David Lawrence
Title: Chief, Business Operations and Principal Accounting Officer